Tidal Trust III 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 135 and Amendment No. 138, to the Registration Statement on Form N-1A of NovaTide Flexible Allocation ETF, a series of Tidal Trust III.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 12, 2025